EXHIBIT 4.1
FORM OF COMMON STOCK
CERTIFICATE
[FACE OF STOCK CERTIFICATE]
FIRST CHARTER CORPORATION

NUMBER	COMMON STOCK

NO PAR VALUE	NO PAR VALUE CUSIP 319439 10 5
INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA
THIS CERTIFIES THAT ________________________ IS THE OWNER
OF _________________________ FULLY PAID AND NON-ASSESSABLE SHARES
OF THE COMMON STOCK, NO PAR VALUE, OF FIRST CHARTER CORPORATION
The shares presented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the provisions of the Articles of Incorporation, all amendments thereto, and the Bylaws of the Corporation. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. The shares represented by this certificate are not a deposit or an account and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

Chief Executive Officer and President

Corporate Secretary

[REVERSE SIDE OF STOCK CERTIFICATE]
“Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Stockholder Protection Rights Agreement, dated as of July 19, 2000 (as such may be amended from time to time, the “Rights Agreement”), between First Charter Corporation (the “Company”) and Registrar and Transfer Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after receipt of a written request therefor.”
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — _________ Custodian _________
(Cust) (Minor)
TEN ENT	—	as tenant by the entireties

JT TEN	—	as joint tenants with right of survivorship	Under Uniform Gift to Minors Act __________________
		and not as tenants in common	(State)
Abbreviations may also be used though not in the above list.
     For value received, _____________________________________________ hereby sell, assign and transfer unto

Please insert Social Security or Other Identifying Number of Assignee

(Please print or typewrite name and address including postal zip code of assignee)

__________________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Notice: the Signature to this Assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

In the Presence of:

Signature(s) Guaranteed

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.